UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 17, 2011
The Navigators Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-15886	13-3138397

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 International Drive, Rye Brook, New York	10573

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (914) 934-8999
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 17, 2011, the board of directors (the “Board”) of The Navigators Group, Inc. (the “Company”) appointed Janice C. Tomlinson as an independent member of the Board, effective immediately. Ms. Tomlinson worked at the Chubb Group of Companies for over 36 years, serving in various executive management roles, most recently as Executive Vice President of International Field Operations, until her retirement in December 2009. She has been actively involved in the community through her service on numerous non-profit boards.
Ms. Tomlinson has been appointed to the Compensation Committee and the Underwriting Advisory Committee of the Board.
A copy of the Company’s press release, dated February 17, 2011, announcing Ms. Tomlinson’s appointment is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits

99.1	Press Release dated February 17, 2011.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE NAVIGATORS GROUP, INC.
By:	/s/ Bruce J. Byrnes
	Name:	Bruce J. Byrnes
	Title:	Senior Vice President, General Counsel and Secretary
Date: February 18, 2011

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Press Release dated February 17, 2011.

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